PIERRE FOODS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 29, 2003	March 1, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,442,679	$274,329
Certificates of deposit of special purpose entity	1,240,000	1,240,000
Accounts receivable, net	24,080,332	23,654,358
Inventories	37,974,435	32,584,777
Refundable income taxes	—	165,829
Deferred income taxes	2,642,526	2,642,526
Prepaid expenses and other current assets (includes prepayments to related parties of $375,000 at March 1, 2003)	2,062,013	3,264,746

Total current assets	69,441,985	63,826,565
PROPERTY, PLANT AND EQUIPMENT, NET	60,581,651	55,549,083

OTHER ASSETS:
Trade name, net	38,808,636	38,808,636
Note receivable – related party	993,247	993,247
Deferred income taxes	6,283,871	6,283,871
Deferred loan origination fees, net	1,785,056	2,950,109
Other	315,925	369,500

Total other assets	48,186,735	49,405,363

Total Assets	$178,210,371	$168,781,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$1,581,983	$369,467
Trade accounts payable	5,203,991	9,422,256
Accrued interest	6,113,695	3,056,662
Accrued payroll and payroll taxes	5,635,883	5,929,464
Accrued promotions	2,878,712	2,280,788
Income taxes payable	136,931	—
Accrued taxes (other than income and payroll)	517,823	561,642
Other accrued liabilities (includes related party liabilities of $6,214,873 and $425,330 at November 29, 2003 and March 1, 2003, respectively)	7,435,281	1,490,086

Total current liabilities	29,504,299	23,110,365
LONG-TERM DEBT, less current installments	133,945,291	130,387,174
OBLIGATION OF SPECIAL PURPOSE ENTITY	5,363,554	5,591,813
OTHER LONG-TERM LIABILITIES	421,870	693,750
SHAREHOLDERS’ EQUITY:
Common stock – Class A, 100,000 shares authorized, issued and outstanding at November 29, 2003 and March 1, 2003	29,438,172	29,438,172
Retained earnings (deficit)	(15,462,815)	(15,440,263)
Note receivable – related party	(5,000,000)	(5,000,000)

Total shareholders’ equity	8,975,357	8,997,909

Total Liabilities and Shareholders’ Equity	$178,210,371	$168,781,011

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Thirteen Weeks Ended
	November 29, 2003	November 30, 2002
REVENUES	$93,824,930	$79,032,831
COSTS AND EXPENSES:
Cost of goods sold (includes related party transactions totaling $1,383,924 and $1,203,822 in fiscal 2004 and fiscal 2003, respectively)	66,502,119	52,655,502
Selling, general and administrative expenses (includes related party transactions totaling $7,814,502 and $5,126,569 in fiscal 2004 and fiscal 2003, respectively)	19,739,796	18,423,691
(Gain) loss on disposition of property, plant and equipment, net	22,253	(5,492)
Depreciation	1,165,673	1,003,958

Total costs and expenses	87,429,841	72,077,659

OPERATING INCOME	6,395,089	6,955,172

OTHER INCOME (EXPENSE):
Interest expense	(3,670,889)	(3,587,361)
Other income, net — (including interest) (includes related party income of $1,061 in fiscal 2003)	—	16,117

Other expense, net	(3,670,889)	(3,571,244)

INCOME BEFORE INCOME TAX PROVISION	2,724,200	3,383,928
INCOME TAX PROVISION	(1,644,264)	(1,223,048)

NET INCOME	$1,079,936	$2,160,880

NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$10.80	$21.61

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100,000	100,000

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Thirty-Nine Weeks Ended
	November 29, 2003	November 30, 2002
REVENUES	$256,552,851	$202,754,362

COSTS AND EXPENSES:
Cost of goods sold (includes related party transactions totaling $3,913,364 and $3,403,979 in fiscal 2004 and fiscal 2003, respectively)	180,931,201	133,887,435
Selling, general and administrative expenses (includes related party transactions totaling $23,222,709 and $17,874,692 in fiscal 2004 and fiscal 2003, respectively)	58,801,353	53,309,754
Loss on disposition of property, plant and equipment, net	22,885	4,916
Depreciation	3,480,652	2,971,318

Total costs and expenses	243,236,091	190,173,423

OPERATING INCOME	13,316,760	12,580,939

OTHER INCOME (EXPENSE):
Interest expense	(13,001,529)	(10,620,612)
Other income, net — (including interest) (includes related party income of $388,545 in fiscal 2003)	—	442,675

Other expense, net	(13,001,529)	(10,177,937)

INCOME BEFORE INCOME TAX PROVISION AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	315,231	2,403,002

INCOME TAX PROVISION	(104,783)	(1,026,862)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	210,448	1,376,140
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of income tax benefit of $10,415,037 in fiscal 2003)	—	(18,604,534)

NET INCOME/(LOSS)	$210,448	$(17,228,394)

NET INCOME/(LOSS) PER COMMON SHARE – BASIC AND DILUTED
Income/(loss) before cumulative effect of accounting change	$2.10	$13.76
Cumulative effect of accounting change	—	(186.05)

Net income/(loss)	$2.10	$(172.29)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100,000	100,000

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	November 29, 2003	November 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES

Net income/(loss)	$210,448	$(17,228,394)

Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Cumulative effect of accounting change	—	18,604,534
Depreciation	3,480,652	2,971,318
Amortization of deferred loan origination fees	594,879	542,841
Loss on disposition of property, plant and equipment, net	22,885	4,916
Decrease in other assets	53,574	53,650
Decrease in other long-term liabilities	(271,880)	(251,699)
Changes in operating assets and liabilities:
Receivables	(425,974)	(3,611,700)
Inventories	(5,389,658)	(3,662,574)
Refundable income taxes, prepaid expenses and other current assets	1,368,562	(1,171,596)
Trade accounts payable and other accrued liabilities	5,181,418	8,160,176

Total adjustments	4,614,458	21,639,866

Net cash provided by operating activities	4,824,906	4,411,472

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sales of property, plant and equipment	77,400	83,000
Capital expenditures	(8,613,505)	(12,659,840)

Net cash used in investing activities	(8,536,105)	(12,576,840)

CASH FLOWS FROM FINANCING ACTIVITIES

Net borrowings under revolving credit agreement	$(5,098,491)	$6,559,134
Borrowings under equipment term loan subline	5,000,000	—
Borrowings under real estate term loan subline	5,000,000	—
Principal payments on long-term debt	(359,134)	(192,391)
Loan origination fees	570,174	(1,583,467)
Distributions by special purpose leasing entity	(233,000)	(782,302)

Net cash provided by financing activities	4,879,549	4,000,974

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,168,350	(4,164,394)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	274,329	4,577,982

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,442,679	$413,588